UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
July 23, 2014

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

412 433-1121
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(Registrant's telephone number,
including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

On July 23, 2014, United States Steel Corporation (the “Corporation”) entered into a Seventh Amendment (the “Seventh Amendment”) to the Second Amended and Restated Receivables Purchase Agreement (the “RPA”) by and among U. S. Steel Receivables LLC, as Seller; the Corporation, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers, LC Banks and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent. The Seventh Amendment amends clause (k) of Exhibit V (Termination Events) of the RPA to provide that a default by U. S. Steel Canada Inc. (“USSC”) in the payment of indebtedness in excess of USD 100,000,000 would not allow the Funding Agents and the Collateral Agent to terminate the RPA. The Seventh Amendment also provides that the parties waive any Termination Events and Unmatured Termination Events occurring under the RPA solely and directly as a result of the acceleration by the holders of the Corporation’s 2.75% Senior Convertible Notes of USS due 2019 due to the acceleration of any debt of USSC or its subsidiaries. A copy of the Seventh Amendment is filed herewith as Exhibit 10.1.

On July 23, 2014 the Corporation entered into a Waiver and Amendment No. 1 (“Amendment No. 1”) to the Second Amended and Restated Credit Agreement dated as of June 12, 2009 and amended and restated as of July 20, 2011 (the “Credit Agreement”) among the Corporation, the LENDERS party thereto, the LC ISSUING BANKS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, J. P. Morgan Securities LLC and Barclays Bank PLC as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, PNC Bank, National Association and The Bank of Nova Scotia as Co-Documentation Agents and Bank of America, N.A. and Citizens Bank of Pennsylvania as Co-Syndication Agents. Amendment No. 1 amends the definition of “Excluded Subsidiary” to include USSC so that any default by USSC in the payment of indebtedness or action regarding USSC seeking relief from its creditors would not trigger an Event of Default under the Credit Agreement. Amendment No. 1 also: (a) provides for changes in the way LIBOR is determined, (b) requires that the Corporation refrain from using the proceeds of any borrowing: (i) to violate the U.S. Foreign Corrupt Practices Act, (ii) for the purpose of funding or financing any activities or business of or with any entity or individual that is the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State, or in any country or territory that is the subject of sanctions imposed by the U. S. government, (iii) in any manner that would result in the violation of any sanctions imposed by the U. S. government applicable to any party to the Credit Agreement, and (c) waives any Event of Default that may occur under Section 7(h) of the Credit Agreement as a result of the Corporation’s 2.75% Senior Convertible Notes due 2019 being accelerated or the holders of that indebtedness having the right to cause it to be accelerated or to require the prepayment, repurchase, redemption or defeasance thereof that arises directly from USSC being the subject of a proceeding for relief of debtors under any bankruptcy, insolvency or reorganization proceeding under the laws of Canada. A copy of Amendment No. 1 is filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1
Seventh Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of July 23, 2014 by and among U. S. Steel Receivables LLC, as Seller; United States Steel Corporation, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers, LC Banks and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent.

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10.2
Waiver and Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of June 12, 2009 and amended and restated as of July 20, 2011 among United States Steel Corporation, the LENDERS party thereto, the LC ISSUING BANKS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, J. P. Morgan Securities LLC and Barclays Bank PLC as Joint Lead Arrangers and Joint Bookrunners, Barclays Bank PLC, PNC Bank, National Association and The Bank of Nova Scotia as Co-Documentation Agents and Bank of America, N.A. and Citizens Bank of Pennsylvania as Co-Syndication Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen Darragh
Colleen Darragh
Acting Controller

Dated: July 25, 2014